UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Brickell Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 10, 2022

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2022
TO THE STOCKHOLDERS OF BRICKELL BIOTECH, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company”), will be held on May 3, 2022, at 10 a.m. (Mountain Time) at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 (the “Annual Meeting”), for the following purposes:
1.To elect two nominees named herein as Class III directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected;
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022;
3.To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.01 per share (the “Common Stock”) from 300,000,000 to 525,000,000;
4.To approve amendments to the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 5,372,000 shares;
5.To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of our Common Stock, subject to and as determined by the Board of Directors;
6.To approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum; and
7.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has fixed the close of business on March 7, 2022, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ ROBERT B. BROWN Robert B. Brown Chief Executive Officer

Boulder, Colorado March [22], 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2022.
This Notice of Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2022
This proxy statement and, if this proxy was mailed to you, the enclosed proxy card, are being furnished to holders of shares of common stock, par value $0.01 per share (the “Common Stock”) of Brickell Biotech, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 3, 2022 at 10 a.m., Mountain Time, or at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301.
We intend to mail a notice regarding the internet availability of proxy materials (the “Notice”) and to make this proxy statement available, or to mail the proxy statement and proxy card, as applicable, commencing on or about March [22], 2022. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2022.
This Notice of Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
What am I voting on?
The following proposals are scheduled for a vote at the Annual Meeting:
•To elect two nominees named herein as Class III directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected;
•To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022;
•To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 300,000,000 to 525,000,000;
•To approve amendments to the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock authorized for issuance under the Omnibus Plan, and the number of such shares that can be delivered in respect of incentive stock options, by 5,372,000 shares;
•To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-25, and a proportionate reduction in the number of authorized shares of our Common Stock, subject to and as determined by the Board of Directors; and

•To approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 7, 2022 (the “Record Date”), will be entitled to vote at the Annual Meeting. On this record date, there were 119,377,286 shares of the Company’s Common Stock outstanding and entitled to vote.
Am I a stockholder of record?
If at the close of business on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
If I am a stockholder of record of the Company’s shares, how do I cast my vote?
If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time.
The procedures for voting by proxy are as follows:
•To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided. If you wish to request a proxy card, please follow the instructions for requesting proxy materials in the Notice.
•To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 2, 2022, to be counted.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the Annual Meeting must obtain a valid legal proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. At the close of business on the Record Date, there were 119,377,286 shares outstanding and entitled to vote. Therefore, 39,792,429 shares must be present at the Annual Meeting or represented by proxy to have a quorum. If there is no quorum, a majority of the votes present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How many votes are needed to approve each proposal?
The following sets forth the votes that are required from the holders of Common Stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

1	Election of directors	Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Ratification of appointment of independent registered public accounting firm	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will not affect the outcome of the vote.

3	Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	The holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will have the same effect as votes cast AGAINST the proposal.

4	Approval of amendments to the Company’s Omnibus Plan	The holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

5	Approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split and a proportionate reduction in the number of authorized shares	The holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will have the same effect as votes cast AGAINST the proposal.

6	Approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or in the absence of a quorum	The holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote must vote FOR to approve the proposal.	Abstentions will have the same effect as votes cast AGAINST the proposal. Any broker non-votes will not affect the outcome of the vote.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes, except for Proposal 1. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposals 2, 3, 5 and 6 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposals 2, 3, 5 and 6, even if the broker or other nominee does not receive voting instructions from you.
As a result, we do not anticipate any broker non-votes with respect to Proposals 2, 3, 5 and 6. With respect to Proposals 1 and 4, broker non-votes will not be counted toward the vote total for, and will not have an effect on the outcome of, such proposals.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s Common Stock you owned as of the close of business on March 7, 2022.
What does it mean if I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each proxy card and voting instruction form to ensure that all of your shares are voted.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” each of the proposals.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors, employees and consultants may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors, employees and consultants no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist us in soliciting proxies for the Annual Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $30,000.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:
•You may timely submit a later-dated proxy via the Internet, by telephone or by mail;
•You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 5777 Central Avenue, Suite 102, Boulder, CO 80301; or
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
What is the deadline to submit a proposal for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders?
To be eligible for inclusion in the proxy materials for the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), a stockholder proposal must be received by our Corporate Secretary by November [22], 2022. Stockholder proposals should be addressed to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. Such proposals need to comply with the U.S. Securities and Exchange Commission (“SEC”) regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials.
What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2023 Annual Meeting?
If you wish to present a proposal from the floor at the 2023 Annual Meeting, the proposal must be received by our Corporate Secretary not less than 90 calendar days nor more than 120 calendar days prior to the date of the meeting in order for the proposal to be considered. If we provide less than 45 calendar days’ notice or public disclosure of the date of the 2023 Annual Meeting, a stockholder proposal must be received by our Corporate Secretary not later than the close of business on the 10th business day following the date on which such notice is mailed or such public disclosure is made.
If you wish to present a director nomination from the floor at the 2023 Annual Meeting, your written recommendation to the Nominating and Corporate Governance Committee must be received by our Corporate Secretary at least 120 days prior to the date of the meeting in order for the nomination to be considered. If we provide less than 90 calendar days’ notice of the 2023 Annual Meeting, your written recommendation must be received by our Corporate Secretary not later than the close of business on the seventh calendar day following the date on which the notice of meeting was mailed. All proposals and nominations must be submitted in writing to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. You are also advised to review the Company’s Amended and Restated Bylaws, which you may request in writing from the Company’s Corporate Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is presently comprised of five directors, divided into three classes serving staggered three-year terms. The term of the Class I director expires at our 2023 Annual Meeting, the term of the Class II directors expires at our 2024 Annual Meeting of Stockholders, and the term of the Class III directors expires at our 2022 Annual Meeting. The current members of each class of directors are:
•Our Class I director is Vijay B. Samant.
•Our Class II directors are Dennison (Dan) T. Veru and Robert B. Brown.
•Our Class III directors are Reginald L. Hardy and Gary A. Lyons.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated both of the current Class III directors, Reginald L. Hardy and Gary A. Lyons, for election as Class III directors at the 2022 Annual Meeting.
Proxies cannot be voted for a greater number of persons than two, the number of nominees named in this proxy statement.
Directors elected at this Annual Meeting will serve for a new term of office expiring at the 2025 Annual Meeting.
We expect each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.
The Board of Directors Recommends a Vote “FOR” the Election of the Named Nominees.
Set forth below is biographical information as of March 7, 2022, for the nominees and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Brickell	Director Since
Reginald L. Hardy	64	Chairman of the Board	August 2019
Robert B. Brown	60	Chief Executive Officer and Director	August 2019
Gary A. Lyons	70	Director	March 1997
Vijay B. Samant	69	Director	November 2000
Dennison T. Veru	61	Director	August 2019

Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting (Class III Directors)
Reginald L. Hardy, Chairman of the Board
Mr. Hardy has over 30 years of experience in serving as the Chief Executive Officer and/or the President for publicly-traded and privately-held pharmaceutical companies. Prior to co-founding Private Brickell and serving as its Chief Executive Officer from inception in 2009 through 2018, Mr. Hardy was the co-founder and President of Concordia Pharmaceuticals, Inc., an oncology drug development company acquired by Kadmon Corporation, LLC in 2011. Mr. Hardy was co-founder and served as president of SANO Corporation, a pharmaceutical company focused on the development of novel transdermal drug delivery systems that was acquired by Elan Corporation in 1998, from 1992 to 1998. Prior to SANO, Mr. Hardy served as the president of the generics group at IVAX Corporation, a pharmaceutical company focused on the development and manufacture of medicines for pain, respiratory disease, oncology and women’s health. Mr. Hardy has also held various corporate roles with Hoechst-Roussel Pharmaceuticals, Inc. and Key Pharmaceuticals, Inc. Mr. Hardy also served as a director of Anchiano Therapeutics Ltd. Mr. Hardy earned his B.S. degree in pharmacy from the University of North Carolina—Chapel Hill and M.B.A. from UNC—Greensboro.
Gary A. Lyons, Director
Mr. Lyons has served as the President and Chief Executive officer of GL Advisors, a biotechnology advisory firm, since 2015. Mr. Lyons served as a member of the board of directors of Vical Incorporated (“Vical”) from 1997 until the consummation of the merger with Private Brickell in August 2019. Previously, Mr. Lyons held various positions with Neurocrine Biosciences, Inc. (Nasdaq: NBIX), a biopharmaceutical company, for 16 years through January 2008, including President, Chief Executive Officer and member of the board of directors. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc. and Eledon Therapeutics, Inc. (Nasdaq: ELDN) and is chairman of the board of directors of Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) and Travere, Inc. (Nasdaq: TVTX), all of which are publicly held biotechnology companies. In addition, Mr. Lyons served previously on the board of directors of PDL BioPharma, Inc., Facet Biotech Corporation, KaloBios Pharmaceuticals, Inc. and NeurogesX, Inc. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.
Director Continuing in Office Until the 2023 Annual Meeting (Class I)
Vijay B. Samant, Director
Mr. Samant currently serves as the Chief Executive Officer of XService Pharmaceuticals and has also served as a board member since June 2019. Mr. Samant served as President and Chief Executive Officer of Vical from November 2000 until the consummation of the merger with Private Brickell in August 2019. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck & Co., Inc. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant was a member of the board of directors of AmpliPhi Biosciences Corporation from 2015 to 2019, a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious

Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.
Directors Continuing in Office Until the 2024 Annual Meeting (Class II)
Robert B. Brown, Chief Executive Officer and Director
Mr. Brown joined Brickell Biotech, Inc., a then privately-held Delaware corporation that began activities in September 2009 (“Private Brickell”) as its Chief Executive Officer and Director in January 2019, after having spent over 30 years at Eli Lilly and Company (NYSE: LLY), where he most recently served as the Chief Marketing Officer and Senior Vice President of Marketing from 2009 through 2018. As Chief Marketing Officer, Mr. Brown was responsible for building and leading marketing capabilities across Eli Lilly and Company’s pharmaceutical business units, including diabetes, oncology, emerging markets and Lilly-BioMedicines, a business unit focused on treatments for debilitating diseases. Prior to his role as Chief Marketing Officer, Mr. Brown held the position of Vice President and Chief Marketing Officer for Lilly USA from 2007 to 2009, in which he partnered with the business units in Lilly USA to ensure Eli Lilly and Company continued to develop industry leading marketing capabilities, streamline and improve marketing processes, and transform marketing by building a consumer marketing center of excellence. From 2003 to 2007, Mr. Brown was the executive director of marketing for the Intercontinental region, including responsibility for Europe. As the head marketer for Eli Lilly and Company’s international operations, Mr. Brown was responsible for the marketing of all Eli Lilly and Company’s products outside the United States. Mr. Brown joined Eli Lilly and Company in 1985, after receiving a B.S. in economics from DePauw University and an M.S. in business administration from Indiana University. Mr. Brown currently serves on the board of trustees of Franklin College.
Dennison (Dan) T. Veru, Director
Mr. Veru served as a member of the board of directors of Private Brickell from 2012 to 2019. Mr. Veru serves as Palisade Capital Management’s Chief Investment Officer and is a member of the firm’s Investment Committee, Operating Committee, and is Co-Chairman of Palisade’s Board of Directors. In this capacity, he has oversight responsibilities for all of Palisade’s investment strategies that trade publicly traded securities. Mr. Veru became associated with Palisade’s founders in 1984 at Drexel Burnham Lambert and later at Smith Barney, where he held a variety of analytical positions. From 1992 through 1999, he was President and Director of Research at Awad Asset Management, a division of Raymond James & Associates. Dan rejoined his colleagues at Palisade in 2000 and was later promoted to Chief Investment Officer. Mr. Veru also served as a director of Anchiano Therapeutics Ltd. A graduate of Franklin & Marshall College, Mr. Veru has appeared as a guest on CNBC, Bloomberg News, and Fox News. He also contributes market opinions to various financial publications.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS
Independence of the Board of Directors
Under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our General Counsel and external counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Brown and Mr. Hardy, are independent directors within the meaning of the applicable Nasdaq listing standards.
Board Leadership Structure and Risk Management
Our Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.
The Board has an active role in overseeing the Company’s risk management. The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to liquidity, regulatory and compliance, and monitors risk through Board reports and discussions regarding risk at Board meetings. The Board also reviews and approves corporate goals and budgets on an annual basis. Further, and consistent with its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of the Board’s duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and its Code of Business Conduct and Ethics, and any whistleblower or hotline complaints that may arise from our anonymous hotline reporting system.
The Compensation Committee monitors risk related to compensation policies. The Nominating and Corporate Governance Committee monitors risk related to governance and succession planning, diversity and other Board recruiting efforts, and creation and maintenance of our company policies.
Insider Trading Policy
We have an insider trading policy that establishes guidelines for the trading of our stock by our employees and our directors. The policy specifically restricts trading in our stock by employees and directors during specified time periods generally surrounding the anticipated release of our annual and quarterly financial results as well as anytime they possess material, non-public Company information. The policy also prohibits individuals that are deemed to be insiders from holding our stock in a margin account or pledging our stock as collateral for a loan at any time. In addition, the policy prohibits insiders from engaging in short sales, transactions in put or call options or derivative transactions (including but not limited to forward sale contracts, zero-cost collars or other hedging or monetization transactions) with respect to our stock at any time. The policy requires any Company insiders to obtain prior written approval of any proposed stock transaction for themselves or immediate family members, regardless of whether there is a mandatory blackout period imposed for trading in Company securities.
Corporate Governance Guidelines
We are committed to the diligent exercise of sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating and Corporate Governance Committee, which is available on our website in the Investors section at www.brickellbio.com.

Executive Sessions
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Stockholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website in the Investors section at www.brickellbio.com.
Board Evaluation
On an annual basis, the Nominating and Corporate Governance Committee leads a comprehensive self-evaluation process by the Board of Directors. Each director completes a questionnaire covering matters related to the performance of the full Board and each standing committee on which he/she sits, including Board agendas, meetings, practices and dynamics; Board refreshment; committee structure, membership and leadership; management succession planning; Board diversity and recruiting; company policies; and shareholder engagement. At the request of the Nominating and Corporate Governance Committee, outside counsel reviews and prepares a summary of the completed questionnaires. The Nominating and Corporate Governance Committee reviews and discusses the results of the questionnaires, and reports the results to the full Board of Directors, which further reviews and discusses the results of the evaluations and any action items that may be forthcoming.
Executive Succession Planning
The Board recognizes the importance of effective executive leadership to the Company’s success and discusses executive succession planning regularly. Annually, the Nominating and Corporate Governance Committee reviews our talent management program and processes, including the identification of key individuals, their readiness for certain executive positions, and development actions to be taken to prepare them for these positions over a period of time. The Nominating and Corporate Governance Committee reports this information to the full Board on an annual basis and works with the Board to evaluate potential successors to the chief executive officer and other executive officers and to develop a succession plan for each of those positions. These matters are discussed more frequently if circumstances warrant.
In addition to the value of long-term executive succession planning, the identification of potential successors enables the Company to quickly respond to an unexpected vacancy in the chief executive officer position and other key executive positions while continuing the effective operation of the Company and minimizing any potential disruption or loss of continuity to the Company’s business and operations, including in the case of a major catastrophe or force majeure event.
Meetings
During the year ended December 31, 2021, our Board of Directors held five meetings. During 2021, each director attended at least 75% in the aggregate of the meetings of the Board and committees on which he served.
Due to restrictions related to the COVID-19 pandemic, Mr. Brown was the only director who was able to attend the 2021 Annual Meeting of Stockholders.

Committees of the Board of Directors
During the year ended December 31, 2021, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under a written charter adopted by our Board, all of which are available in the Investors section on our website at www.brickellbio.com.
The following table provides membership of each of the committees as of March 7, 2022, as well as the number of meetings held by each committee during 2021:

Name	Audit		Compensation		Nominating/ Governance
Robert B. Brown
Reginald L. Hardy
Gary A. Lyons	X		X	*	X
Vijay B. Samant	X				X	*
Dennison T. Veru	X	*	X
Total meetings held	4		2		1
_________________

*	Chairperson
Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.
Audit Committee
Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has determined that Dennison T. Veru qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making such determination, the Board made a qualitative assessment of Mr. Veru’s level of knowledge and experience based on a number of factors, including his formal education and experience. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and Rule 10A-3 under the Exchange Act.
The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; engages the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and for the Company’s whistleblower policy; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the Audit Committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.
Compensation Committee
Our Board of Directors has determined that each of the members of the Compensation Committee is independent under SEC rules and Nasdaq listing standards.
The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of the Omnibus Plan; administers the Omnibus Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter.
Nominating and Corporate Governance Committee
Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq listing standards The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors; reviewing and evaluating our incumbent directors and the performance of our Board; recommending candidates to our Board for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines and company policies for the Company.
Consideration of Director Nominees
Director Qualifications
The Nominating and Corporate Governance Committee believes that candidates for director should be diverse and possess certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Nominating and Corporate Governance Committee also considers factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Qualification of Current Directors
The composition of our current Board reflects diversity in business and professional experience and skills. When considering whether our current directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Nominating and Corporate Governance Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth earlier herein. In particular:

•With regard to Mr. Brown, our Board considered his extensive product development, management and international experiences, including his previously-held roles as Chief Marketing Officer and Senior Vice President of Marketing at Eli Lilly and Company and General Manager of Lilly China.
•With regard to Mr. Hardy, our Board considered his extensive experience in serving as the Chief Executive Officer and/or the President for publicly-traded and privately-held pharmaceutical companies, including his previously-held role as President of Concordia Pharmaceuticals, Inc. and co-founder and Chief Executive Officer of Private Brickell.
•With regard to Mr. Lyons, our Board considered his extensive managerial and commercialization experiences, including his role as a Chief Executive Officer, Chief Marketing Officer, and other executive-level positions at public and private companies in the biotechnology sector, including Genentech, Inc. at its formation.
•With regard to Mr. Samant, our Board considered his extensive experience in biopharmaceutical development and product commercialization, as well as his strong technical and entrepreneurial experience in diverse fields, and prior role as President and Chief Executive Officer of Vical and senior executive at Merck & Co over a long period of time.
•With regard to Mr. Veru, our Board considered his public company investment and managerial experiences, including his role as Chief Investment Officer and Co-Chairman of Palisade Capital Management, and his ongoing involvement as a frequent guest on many prominent and leading financial programs and media.
Diversity of Current Directors
Our Company is committed to diversity in the broadest sense, not only in its Board, but also in its management team and employees. The composition of our current directors reflects diversity in business and professional experience and skills as described in “Consideration of Director Nominees - Qualification of Current Directors” and “Board Evaluations” sections above. Our commitment to diversity with respect to new Board member nominees is described in “Evaluating Nominees for Director” below. The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance (as of March 7, 2022):

Male
Part I: Gender Identity
Directors	5
Part II: Demographic Background
Asian	1
White	4
Evaluating Nominees for Director
The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In addition, the Nominating and Corporate Governance Committee also considers diversity in its evaluation of candidates for Board membership. The Board of Directors believes that diversity with respect to viewpoint, skills, experience, gender, and ethnicity is an important factor in board composition. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a diverse list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds, qualifications, and diversity of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.
Stockholder Nominations
The Nominating and Corporate Governance Committee also will consider director candidates recommended by Company stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating and Corporate Governance Committee c/o Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, CO 80301, Attn: Corporate Secretary. Each submission must set forth: the name and address of the Company’s stockholder on whose behalf the submission is made; the number of the Company’s shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Board takes into consideration the performance of the Company and the director’s role in committee assignments when determining the appropriate level of their compensation.
Director Cash Fees and Equity Awards
In June 2021, at the recommendation of the Compensation Committee based on a review of the director compensation program, the Board of Directors approved the following compensation arrangements for the non-employee directors of the Company:
Cash Fees
•Annual cash fee of $44,000
•Additional annual cash fee of $20,000 for the Chairman of the Board
◦Choice of an additional $10,000 in cash or 1,500 stock options
•Additional annual cash fee for Committee Chairs as follows:
◦Audit Committee: $15,000
◦Compensation Committee: $10,000

◦Nominating and Corporate Governance Committee: $10,000
•Additional annual cash fee for non-Chair members of the Committees as follows:
◦Audit Committee: $7,000
◦Compensation Committee: $7,000
◦Nominating and Corporate Governance Committee: $7,000
•All cash fees will be payable on a quarterly basis
Equity Awards
•Annual Equity Awards
◦40,000 stock options granted in 2021 on June 14, 2021
◦Vests 100% after one year
•New Board Members
◦60,000 stock options granted on the date of appointment or election, as applicable, to the Board
◦Vests 25% after one year, the remainder on a monthly basis over the next three years
In January 2022, the Board of Directors, upon the recommendation of the Compensation Committee, approved an increase in the annual stock option grant to 65,000 stock options, to be granted on the date of the annual meeting of stockholders each year, beginning in 2022.
Non-employee directors are also reimbursed for any of their business expenses for each meeting attended.
Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Reginald Hardy	76,833	26,352	103,185
Gary A. Lyons	68,000	26,352	94,352
Vijay B. Samant	61,000	26,352	87,352
Dennison T. Veru	66,000	26,352	92,352
_________________
(1)During 2021, each non-employee director could elect to receive between 0% and 100% of their aggregate cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of our Common Stock on the date of grant. During the year ended December 31, 2021, Mr. Hardy was the only non-employee director who made such an election, and he received 47,435 RSUs in lieu of $37,000 of cash retainer. These RSUs vested on December 31, 2021.
(2)Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of awards of stock options granted in 2021. The number of stock options outstanding at December 31, 2021 held by each non-employee director was as follows: Mr. Hardy: 195,337; Mr. Lyons: 111,947; Mr. Samant: 187,665; and Mr. Veru: 158,281, 51,781 of which are held by Palisade Capital Advisors and 2,167 of which are held by Palisade Concentrated Equity Partnership II, L.P. (both of which Mr. Veru is Co-Chair and Chief Information Officer and therefore may be deemed to own the stock options) and related entities.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.
To our knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC during the year ended December 31, 2021 and written representations that no other reports were required, all Section 16(a) filing requirements were timely met with respect to the year ended December 31, 2021, except for one Form 4 reporting shares withheld for taxes upon the vesting of RSUs that was filed late by Mr. Hardy.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have adopted a Related Person Transactions Policy to monitor transactions in which the Company and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant in which the amount involved exceeds $120,000 U.S. dollars and in which any Related Person had, has or will have a direct or indirect material interest (“Related Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related Person Transactions under this policy.
Under this policy, any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related Person Transaction shall be reviewed and decided upon by another independent member of the Board.
There were no Related Person Transactions in 2021.
Executive Compensation and Employment Arrangements
Please see “Executive Compensation” for information on compensation arrangements with the Company’s executive officers.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) and a whistleblower policy for anonymous reporting applicable to all of our officers, directors and employees, which can be accessed in the Investors section on our website at www.brickellbio.com. If we make any substantive amendments to our Code of Ethics and/or whistleblower policy or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

EXECUTIVE COMPENSATION
The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Compensation Committee seeks to tie short and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.
This section discusses the material components of the executive compensation program offered to our executives, and in particular to our named executive officers for 2021, who were:
•Robert B. Brown, Chief Executive Officer;
•Andrew D. Sklawer, Chief Operating Officer; and
•Deepak Chadha, Chief Research and Development Officer.
Determination of Executive Compensation
All compensation decisions affecting our executive officers, including the named executive officers, are solely determined by the Compensation Committee.
After performing individual evaluations, our Chief Executive Officer submits recommendations for approval to the Compensation Committee for salary increases, annual cash incentive bonuses, and stock-based awards for the other executives. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which solely determines his base salary, annual cash incentive bonus, and stock-based awards. The Compensation Committee retains ultimate discretion as to whether any salary increases, annual cash incentive bonuses, stock-based awards, or retention bonuses will be awarded for any year, including whether to accept or vary from the Chief Executive Officer’s recommendations for other executives.
In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining any of our executive’s compensation package(s):
•the executive’s role and performance within the Company and the compensation data for similar persons in peer-group companies and third-party benchmarked compensation survey data;
•the demand for executives with the executive’s specific expertise and experience;
•a comparison to other executives within the Company having similar levels of expertise and experience; and
•uniqueness of the executive’s industry skills.
Compensation Components
The components of our compensation package are as follows:
Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in our peer group for similar positions and the overall market demand for such executives at the time of hire. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies in our peer group if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
Annual Cash Incentives
Our compensation program includes eligibility for an annual incentive cash bonus in the case of all executives and certain non-executive employees. For our executives, the amount of the cash bonus depends on the level of achievement of the stated corporate performance goals, with a target bonus set as a percentage of base salary.
Long-Term Incentives
We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives through equity-based awards. Our Omnibus Plan allows the grant to executives of stock options, RSUs, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock-based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors.
Retirement Plan
We have established a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code (the “Code”), on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same general terms as other full-time employees. Effective January 1, 2022, the Company matches 100% on the first 3% of an employee’s contribution to the 401(k) Plan and matches 50% on the next 2% of an employee’s contribution to the 401(k) Plan.
Employee Stock Purchase Plan
At our 2021 Annual Meeting, our stockholders approved the adoption of our Employee Stock Purchase Plan (the “ESPP”). The ESPP permits employees to acquire shares of our Common Stock through periodic payroll deductions during purchase periods of six months each. The purchase price of our Common Stock acquired on each purchase date under the ESPP generally will be equal to 85% of the lesser of the fair market value of our Common Stock on (i) the first trading day of the purchase period or (ii) the last trading day of the purchase period.
Other Compensation
We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance and dental insurance. In particular circumstances, we may also utilize cash signing bonuses when certain executives join us, or provide retention bonuses in cash or equity as circumstances may warrant. Whether a signing (or retention) bonus is paid, and the amount thereof, is determined on a case-by-case basis under the specific circumstances. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an executive to join (or stay with) our Company in a position where there is high market demand. Additionally, we provide, as part of taxable compensation, payments of $3,000 per month for separate corporate apartments to the Chief Executive Officer and our General Counsel, as they reside in different states from the Company’s headquarters.
Acceleration of Vesting of Equity-Based Awards
In addition to the severance provisions contained in the employment agreements with our Chief Executive Officer and our other eligible executives, provisions of the Omnibus Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change in control” (as defined in the Omnibus Plan). Our outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of (i) a change in control in which the surviving or successor entity does not continue, assume, or replace the awards; and (ii) a termination of employment without cause or by the employee for good reason within 24 months after a change in control in which the surviving or successor entity continues, assumes, or replaces the award. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.
Prohibition on Pledging and Hedging
Under the terms of our insider trading policy, our executive officers and directors are prohibited from engaging in hedging or similar transactions designed to decrease the risks associated with holding our stock, including short sales and transactions in put or call options or derivative transactions (including but not limited to forward sale contracts, zero-cost collars or other hedging or monetization transactions).
Our insider trading policy also prohibits our executive officers and directors from pledging our stock as collateral for loans.
Tax Implications
As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executives.
Accounting for Stock-Based Compensation
We account for stock-based compensation in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing our compensation strategy.
The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation through a “say-on-pay” proposal every three years, which was the preference expressed by stockholders at our 2020 Annual Meeting. Because this vote is advisory, it is not binding on the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee

value the opinion of our stockholders and will consider their concerns when making future decisions regarding the structure and implementation of our executive compensation program.
At our 2020 Annual Meeting, approximately 84% of votes cast were voted in favor of the say-on-pay proposal. The next say-on-pay advisory vote will occur at the 2023 Annual Meeting.
Compensation Decisions for 2021
Compensation Consultant
The Compensation Committee has utilized Human Capital Solutions at Aon plc (“Aon”) as its independent compensation consultant for executive compensation matters since June 2020. Aon reported directly to the Compensation Committee and performed no work for management that was not under the Compensation Committee’s purview. The Compensation Committee assessed the independence of Aon pursuant to the relevant SEC rules and the Nasdaq Listing Rules and concluded that no conflicts of interest exist.
Market Competitive Data
In order to attract and retain executive officers by offering market competitive compensation packages, with the assistance of Aon, the Compensation Committee benchmarks executive compensation against that paid to executives of comparator companies of similar size. In setting compensation for 2021, the Compensation Committee benchmarked the compensation of our executives utilizing peer-group data and salary survey data provided by Aon to determine whether the types and amount of executive compensation were reasonable and competitive. The Compensation Committee reviewed the recommendations provided by Aon and approved the appropriate changes.
The companies used for the comparisons vary from time to time. For 2021 compensation determinations, the Compensation Committee reviewed, with the assistance of Aon, the competitive pay levels and compensation practices of a group of peer companies, as disclosed pursuant to such companies’ publicly filed compensation data. The criteria for selecting the companies in the peer group for 2021 compensation assessments was based on (i) U.S.-based, pre-commercial bio/pharma companies with a market capitalization range as compared to the Company’s recent average market capitalization and a headcount of less than 100 employees and (ii) the Radford Global Life Sciences Survey of public, pre-commercial bio/pharma companies with a market capitalization below $200 million.
The peer group utilized in connection with 2021 compensation determinations consisted of:

Allena Pharmaceuticals	Novan
Aridis Pharmaceuticals	PhaseBio Pharmaceuticals
BioCardia	Satsuma Pharmaceuticals
Catabasis Pharmaceuticals	Savara
Cidara Therapeutics	Trevi Therapeutics
Entasis Therapeutics	Verrica Pharmaceuticals
Galectin Therapeutics	VYNE Therapeutics
Innovation Pharmaceuticals	X4 Pharmaceuticals
Moleculin Biotech
The Compensation Committee utilized this data to assess whether our executive compensation falls within a competitive range. Generally, for 2021 executive compensation, the Compensation Committee targeted total compensation at the 50th percentile of the comparator data. The actual compensation, and the individual components of compensation, for each individual could be above or below the target percentile reflecting the overall individual contribution, scope of responsibilities, level of experience and tenure with the Company.
Base Salary
The Compensation Committee reviews and approves salaries for the Chief Executive Officer and each of the other executives on an annual basis or at other times as necessary to accommodate the hiring of new employees, a change in responsibilities, promotions or other considerations. The Chief Executive Officer provides recommendations to the Compensation Committee for each of the executives other than himself. Recommended base salaries are reviewed and set based on a number of factors, including but not limited to job responsibilities, individual industry experience, position, changes in responsibilities, individual performance, our overall performance and peer-group data for comparable positions. No predetermined weight is given to any of the above factors.
In June 2021, the Compensation Committee approved the following increases in base salary, effective June 1, 2021:

Name	Base Salary	Percentage Increase from 2020
Robert B. Brown	$481,000	6.9%
Andrew D. Sklawer	$375,000	7.1%
Deepak Chadha	$360,500	3.0%
Annual Cash Incentives and Bonuses
A portion of the annual cash compensation our executives could earn for the year ended December 31, 2021 consisted of a cash incentive bonus. The Compensation Committee may also award discretionary cash bonuses to the executives for their work on special projects, for significant accomplishments, for promotions, for a new hire sign-on bonus, for retention purposes, or as the Compensation Committee otherwise determines.

For the year ended December 31, 2021, the Compensation Committee selected the following performance objectives for the executives’ annual cash incentive bonuses:

Project	Objective	Weighting
Sofpironium Bromide	•Pivotal Phase 3 Program in the U.S. ◦Receive positive topline results (i.e., achieve statistical significance on both co-primary endpoints) by end of Q4 2021	45%
	•NDA-enabling activities ◦Conduct certain target activities related to enabling submission of an NDA	10%
	•Commercial Plan ◦Initiate commercial activities commensurate with the budget for target activities and develop initial commercial plan by end of Q4 2021	5%
Finance and Business Development	•Financing ◦Secure >$12 million in capital by end of Q3 2021 to support the conduct of the target activities ◦Achieve OPEX target for 2021, including additional spend on the target activities	20%
	•Business Development ◦Acquire a Phase 1 (or later) product candidate by end of Q3 2021	20%
In setting the annual incentive bonus amounts for 2021, the Compensation Committee reviewed our overall performance and peer-group data for comparable positions. The following table sets forth the target annual cash incentive bonus for each named executive officer as a total dollar amount and percentage of base salary, as set by the Compensation Committee:

Name	Target Bonus Percentage Amount	Target Bonus Percentage
Robert B. Brown	$240,500	50%
Andrew D. Sklawer	$150,000	40%
Deepak Chadha	$144,200	40%
In January 2022, the Compensation Committee reviewed the Company’s performance against the performance objectives and determined that payout was earned was 130% of target, and therefore approved the following 2021 bonus payout amounts for each of the named executive officers:

Name	2021 Bonus Payout Amount
Robert B. Brown	$312,650
Andrew D. Sklawer	$195,000
Deepak Chadha	$187,460

Long-Term Equity-Based Incentives
We have granted long-term equity-based incentive awards under the Omnibus Plan, and prior to the approval of the Omnibus Plan, our 2009 Equity Incentive Plan, as amended, and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”), at the discretion of the Compensation Committee. The Compensation Committee relies in large part on the recommendation of our Chief Executive Officer in determining the value of equity-based incentive awards to be granted to our other executives. The Compensation Committee also considers job responsibilities, individual industry experience, position, changes in responsibilities, individual performance, our overall performance and peer-group data for comparable positions. With the exception of new employees and promotions, equity-based incentive awards are typically granted on an annual basis during the first quarter of the fiscal year after the Compensation Committee has reviewed financial projections for the fiscal year prepared by management at the Compensation Committee’s request.
In 2021, the Compensation Committee granted the following number of stock options to each of the named executive officers with an effective grant date of June 14, 2021:

Name	Number of Stock Options
Robert B. Brown	750,000
Andrew D. Sklawer	250,000
Deepak Chadha	250,000
These options have an exercise price of $0.90 per share and will vest 25% on June 14, 2022, and the remainder shall vest monthly in equal installments over the following three years, subject to continued employment through the applicable vesting dates. In determining the vesting period of these option grants, the Compensation Committee considered the retention value of an extended vesting period and noted the options would only provide the intended value if the price of our Common Stock substantially increases over the exercise price, which was the closing price of our Common Stock on the grant date.
Summary Compensation Table
The following table presents information regarding compensation earned by or awarded to our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert B. Brown, Chief Executive Officer	2021	468,083	—	—	510,555	312,650	36,000	1,327,288
	2020	450,000	—	—	515,870	225,000	36,000	1,226,870
Andrew D. Sklawer, Chief Operating Officer	2021	364,583	—	—	170,185	195,000	—	729,768
	2020	350,000	20,000	27,600	232,141	122,500	—	752,241
Deepak Chadha, Chief Research and Development Officer	2021	356,125	—	—	170,185	187,460	—	713,770
	2020	330,000	20,000	34,500	206,348	129,833	—	720,681
_________________
(1)Messrs. Sklawer and Chadha each received a $20,000 retention bonus award in 2020, with half paid in March 2020 and the other half paid in September 2020.

(2)These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note [•] to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March [•], 2022.
(3)Consists of cash bonus payments pursuant to pre-established performance objectives, as well as, in the case of Mr. Chadha for 2020, an additional $25,000 bonus in connection with the initiation of our first U.S. Phase 3 clinical trial.
(4)Relates to temporary living expenses provided pursuant to Mr. Brown’s employment agreement. See “Employment Agreements-Robert B. Brown” below.

Outstanding Equity Awards at Year-End
The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards

	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert B. Brown	12/15/18	104,718	34,908	16.45	12/15/28	N/A	N/A
	8/30/19	120,824	86,304	4.76	8/30/29	N/A	N/A
	9/15/20	312,500	687,500	0.80	9/15/30	N/A	N/A
	6/14/21	—	750,000	0.90	6/14/31	N/A	N/A
Andrew D. Sklawer	2/14/14	17,260	—	6.37	2/14/24	N/A	N/A
	4/22/15	12,082	—	12.17	4/22/25	N/A	N/A
	12/23/15	12,082	—	12.17	12/23/25	N/A	N/A
	12/15/16	8,630	—	12.17	12/15/26	N/A	N/A
	12/15/17	3,624	—	16.69	12/15/27	N/A	N/A
	12/15/18	25,890	8,631	16.45	12/15/28	N/A	N/A
	8/30/19	60,412	43,152	4.76	8/30/29	N/A	N/A
	9/15/20	140,625	309,375	0.80	9/15/30	N/A	N/A
	6/14/21	—	250,000	0.90	6/14/31	N/A	N/A
Deepak Chadha	9/1/15	3,452	—	12.17	9/1/25	N/A	N/A
	12/23/15	10,356	—	12.17	12/23/25	N/A	N/A
	6/7/16	1,726	—	12.17	6/7/26	N/A	N/A
	12/15/16	1,726	—	12.17	12/15/26	N/A	N/A
	12/15/17	5,178	—	16.69	12/15/27	N/A	N/A
	12/15/18	15,918	6,473	16.45	12/15/28	N/A	N/A
	8/30/19	43,747	31,248	4.76	8/30/29	N/A	N/A
	9/15/20	125,000	275,000	0.80	9/15/30	N/A	N/A
	6/14/21	—	250,000	0.90	6/14/31	N/A	N/A
_________________
(1)All stock option grants vest 25% on the first anniversary of the date of grant, and the remainder of the grant vests monthly in equal installments over the following three years.
Employment Agreements
The Company has entered into employment agreements with each of its named executive officers as described below.
Robert B. Brown
Under the terms of the employment agreement entered into between the Company and Robert B. Brown, Mr. Brown is entitled to an annual base salary of $450,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Brown is entitled to a performance bonus of up to 50% of his base salary. Under the employment agreement, Mr. Brown is also eligible for reimbursement of relocation assistance of up to $3,000 a month for living expenses for 36 months (unless subsequently extended), along with up to $75,000 of one-time relocation expenses.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 15 days’ written notice is required if the agreement is terminated by Mr. Brown. In addition, the agreement provides that if the Company terminates Mr. Brown’s employment without cause or Mr. Brown terminates his employment for good reason, Mr. Brown will be eligible to receive:
•any unpaid base salary through the effective date of termination;
•any accrued but unpaid vacation;
•any accrued and/or pro-rated but unpaid incentive compensation;
•base salary for a period of 12 months paid in a lump sum; and
•continuation of health benefits under COBRA for 12 months.
The agreement further provides that if the Company terminates Mr. Brown’s employment without cause or Mr. Brown terminates his employment for good reason within 12 months following a change in control, Mr. Brown will be eligible to receive:
•any accrued but unpaid personal days;
•fully accelerated vesting of all outstanding unvested options or other equity instruments;
•base salary for a period of 12 months in the form of salary continuation; and
•continuation of health benefits under COBRA for 12 months.
The following definitions are used in Mr. Brown’s employment agreement (and, except as noted below, have similar meanings in the employment agreements of Messrs. Sklawer and Chadha as described below):
•“cause” means: (i) an action or omission of Mr. Brown which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under his employment agreement or any other agreements, which is not cured within 15 days after receipt by Mr. Brown of written notice of same; (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services thereunder; (iii) conviction of any crime which involves dishonesty or a breach of trust; or (iv) gross negligence in connection with the performance of Mr. Brown’s duties thereunder, which is not cured within 15 days after written receipt by Mr. Brown of written notice of same;
•“good reason” means: (i) the assignment to Mr. Brown of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; or (ii) any failure by us to comply with Article 3 of Mr. Brown’s employment agreement (Section 3 in Mr. Chadha’s employment agreement), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; provided however, that in order to effect resignation for good reason all of the following must occur: (x) Mr. Brown must provide us with written notice within the 60-day period following the events giving rise to his intent to voluntarily resign his employment for good reason, (y) such event is not remedied by us within 30 days following our receipt of such written notice and (z) Mr. Brown’s resignation is effective not later than 30 days after the expiration of such 30-day cure period; and
•“change in control” means: approval by the Company’s stockholders of (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the Company’s stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, (ii) a liquidation or dissolution or (iii) the sale of all or substantially all of the Company’s assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).
Andrew D. Sklawer
Under the terms of the employment agreement entered into between the Company and Andrew D. Sklawer, Mr. Sklawer is entitled to an annual base salary of $350,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Sklawer is entitled to a performance bonus of up to 35% of his base salary.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ written notice is required if the agreement is terminated by Mr. Sklawer. In addition, the agreement provides that if the Company terminates Mr. Sklawer’s employment without cause or Mr. Sklawer terminates his employment for good reason (whether or not in connection with a change in control), Mr. Sklawer will be eligible to receive:
•any unpaid base salary through the effective date of termination;
•any accrued but unpaid vacation (or accrued but unpaid personal days in the event the termination occurs within 12 months of a change in control);
•any accrued but unpaid incentive compensation;
•base salary for a period of 12 months paid in a lump sum (or 200% of base salary in the event the termination occurs within 12 months of a change in control); and
•continuation of health benefits under COBRA for 12 months (or 18 months in the event the termination occurs within 12 months of a change in control).
For purposes of Mr. Sklawer’s employment agreement, “good reason” means: (i) the assignment to Mr. Sklawer of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of his employment agreement, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Sklawer; (ii) any failure by us to comply with any of the provisions of Article 3 of Mr. Sklawer’s employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Sklawer; (iii) any purported termination by us of Mr. Sklawer’s employment otherwise than for cause, or by reason of Mr. Sklawer’s disability; (iv) the relocation of Mr. Sklawer’s principal place of employment by more than 30 miles; or (v) the voluntary resignation of Mr. Sklawer, following his determination, and 90 days’ notice to us that, in his reasonable discretion, Mr. Sklawer’s continued employment by us is a) no longer critical to our success; and b) no longer aligned with Mr. Sklawer’s business or personal goals, provided however, that in order to effect resignation for good reason under (i), (ii), (iii), or (iv) above, all of the following must occur: (x) Mr. Sklawer must provide us with written notice within the 60-day period following the event(s) giving rise to either (i), (ii), (iii) or (iv) of his intent to voluntarily resign his employment for good reason, (y) such event is not remedied by us within 30 days following our receipt of such written notice and (z) Mr. Sklawer’s resignation is effective not later than 30 days after the expiration of such 30-day cure period.
Deepak Chadha
Under the terms of the employment agreement entered into between the Company and Deepak Chadha, Mr. Chadha is entitled to an annual base salary of $350,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Chadha is entitled to a performance bonus of up to 35% of his base salary. For the year ended December 31, 2020, the agreement provides that Mr. Chadha’s cash incentive bonus for January 1, 2020 through August 31, 2020 should be calculated using his then base salary of $320,000 and a target bonus opportunity of 30%, while his cash incentive bonus for September 1, 2020 through December 31, 2020 should be calculated using his increased base salary of $350,000 and a target bonus opportunity of 35%. Mr. Chadha was also entitled to a one-time $25,000 cash bonus payable within 30 days of the initiation of the Company’s first U.S. Phase 3 clinical trial for sofpironium bromide.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 15 days’ written notice is required if the agreement is terminated by Mr. Chadha. In addition, the agreement provides that if the Company terminates Mr. Chadha’s employment without cause or Mr. Chadha terminates his employment for good reason, Mr. Chadha will be eligible to receive:
•any unpaid base salary through the effective date of termination;
•any accrued but unpaid vacation;
•any accrued but unpaid performance bonus;
•base salary for a period of 12 months paid on regularly scheduled payroll dates; and
•continuation of health benefits under COBRA for 12 months.
The agreement further provides that if the Company terminates Mr. Chadha’s employment without cause or Mr. Chadha terminates his employment for good reason within 12 months following a change in control, Mr. Chadha will be eligible to receive:
•any accrued but unpaid personal days;
•fully accelerated vesting of all outstanding unvested options or other equity instruments;
•base salary for a period of 12 months paid in a lump sum; and
•continuation of health benefits under COBRA for 12 months.

PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2022. Ernst & Young has been engaged as our independent registered public accounting firm since 2017. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Amended and Restated Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice.
If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.
The Board of Directors Recommends a Vote “FOR” Proposal 2.
Fees of Principal Accounting Firm
The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young and its affiliates for our fiscal years ended December 31, 2021 and 2020:

	Year Ended December 31,

	2021	2020
Audit Fees	$545,000	$520,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$545,000	$520,000

Audit Fees. Audit fees consist of aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with regulatory filings or engagements.
Audit-Related Fees. There were no such fees incurred in 2021 or 2020.
Tax Fees. There were no such fees incurred in 2021 or 2020.
All Other Fees. There were no such fees incurred in 2021 or 2020.
All fees described above were pre-approved by the Audit Committee of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference.
Audit Committee Report
The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Dennison T. Veru, Gary A. Lyons and Vijay B. Samant. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.
The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management. The Audit Committee discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC. In discharging its oversight responsibility as to the audit process, the Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from the Company and the Company’s management.
Based upon the Audit Committee’s review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Audit Committee
Dennison T. Veru
Gary A. Lyons
Vijay B. Samant

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE COMPANY'S
RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
On March 2, 2022, the Board adopted, subject to stockholder approval, an amendment to Article IV, Section A of our Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Common Stock by 225,000,000 shares, or from 300,000,000 shares to 525,000,000 shares. The following discussion is qualified by the text of the Charter Amendment, which is set forth in Appendix A attached to this proxy statement. The Board believes that the Charter Amendment is necessary to maintain flexibility to issue shares of Common Stock for future corporate needs.
The additional authorized shares of Common Stock to be authorized by the Charter Amendment would have rights identical to our current issued and outstanding shares of Common Stock. Issuance of the additional shares of Common Stock would not affect the rights of the holders of our issued and outstanding shares of Common

Stock, except for effects incidental to any increase in the number of shares of Common Stock issued and outstanding, such as dilution of earnings per share and voting rights.
If the Charter Amendment is approved by stockholders at the Annual Meeting, then it will become effective upon filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur promptly following the Annual Meeting. The Board reserves the right, notwithstanding stockholder approval of the Charter Amendment and without further action by our stockholders, not to proceed with the Charter Amendment at any time before it becomes effective.
Capitalization
Our Restated Certificate of Incorporation currently authorizes up to 305,000,000 shares of capital stock, of which 300,000,000 are shares of Common Stock and 5,000,000 are shares of preferred stock, par value $0.01 per share. As of March 7, 2022, we had no shares of preferred stock issued and outstanding and the Charter Amendment does not affect the number of authorized shares of preferred stock.
As of March 7, 2022, we estimate that the following shares of Common Stock were issued or reserved for future issuance:
•119,377,286 shares were issued and outstanding;
•7,059,842 shares were reserved for issuance upon the exercise of outstanding stock options;
•27,944,544 shares were reserved for issuance upon the exercise of outstanding warrants;
•2,450,715 shares were available for issuance under the ESPP; and
•3,644,883 shares were available for grant under the Omnibus Plan.
On March 7, 2022, 139,522,730 shares of Common Stock remained unreserved and available for future issuance. In consideration of the foregoing, the Board approved the Charter Amendment in substantially the form set forth in Appendix A and has recommended that our stockholders do the same.
Reasons for the Charter Amendment
We believe that the additional shares of authorized Common Stock under the Charter Amendment are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in our company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The Board believes that the currently remaining authorized Common Stock is not sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance stockholder value, or to recruit and retain employees, directors, officers and consultants. In particular, without additional authorized shares of Common Stock, we will be severely restricted in our ability to pursue the additional financing required to develop and, if successful, commercialize our product candidates.
The additional authorized shares of Common Stock under the Charter Amendment will provide us with essential flexibility to use our Common Stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, including our $8.0 million at-the-market stock issuance program, of which $2.6 million remains available for future issuances, our $50.0 million at-the-market stock issuance program, of which $46.0 million remains available for future issuances, the issuance of our Common Stock pursuant to a $28.0 million purchase agreement (the “Lincoln Park Purchase Agreement”) with Lincoln Park Capital Fund,

LLC, of which $26.9 million of shares remains available for sale, expanding our business and product pipeline, acquisition transactions, licensing, joint venture and other transactions, entering into strategic relationships, initiating commercial preparatory plans, providing equity-based compensation and/or incentives to employees, consultants, officers and directors, effecting stock dividends or for other general corporate purposes. For example, we will require substantial additional funding in order to develop and, if successful, commercialize our product candidates, and the additional authorized shares of Common Stock under the Charter Amendment could be utilized for raising capital if we have an appropriate opportunity. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.
If the Charter Amendment is not approved by our stockholders, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed, perhaps severely, by this limitation. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel, and if the Charter Amendment is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities that our Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve the Charter Amendment, we may not be able to access the capital markets, initiate or complete clinical trials and other key development activities, complete corporate collaborations or partnerships, conduct strategic business development initiatives, add to our product pipeline, attract, retain and motivate employees and others required to make our business successful, and pursue other business opportunities integral to our growth and success, all of which could severely harm our company and our future prospects.
Other than shares related to future awards under the Omnibus Plan, outstanding awards issued pursuant to the Omnibus Plan or prior equity compensation plans, shares available for issuance under the ESPP, the $28.0 million Lincoln Park Purchase Agreement, of which $26.9 million of shares remains available for sale, our $8.0 million at-the-market stock issuance program, of which $2.6 million remains available for future issuances, our $50.0 million at-the-market stock issuance program, of which $46.0 million remains available for future issuances, our amended and restated license agreement with Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor, and outstanding warrants, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of our Common Stock. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the Omnibus Plan, they may be deemed to have an indirect interest in the Charter Amendment, because absent the Charter Amendment, we would not have sufficient authorized shares to grant such awards.
Possible Effects of the Amendment
The increase in authorized shares of our Common Stock under the Charter Amendment will not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our Common Stock.
The Board has not proposed the increase in the number of authorized shares of Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Charter Amendment is approved by stockholders, the additional shares of authorized Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of Common Stock, or the replacement or removal of one or more directors or members of management.
The following other provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company: (i) a Board comprised of three classes of directors with each class serving a staggered three-year term; (ii) authorizing the Board to issue preferred stock from time to time, in one or more classes or series, without stockholder approval; (iii) requiring the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our Restated Certificate of Incorporation; (iv) requiring the approval of at least two-thirds of our total number of authorized directors, or two-thirds of our outstanding voting stock, to amend our Amended and Restated Bylaws; (v) providing that special meetings of our stockholders may be called only by our Chief Executive Officer, or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; (vi) providing that vacancies on the Board and newly created directorships may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director; and (vii) the absence of cumulative voting rights in the election of directors.
The Board of Directors recommends a vote “FOR” approval of the amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 4
APPROVAL OF AMENDMENTS TO THE
BRICKELL BIOTECH, INC. 2020 OMNIBUS LONG-TERM INCENTIVE PLAN
On March 16, 2020, the Board approved, and on April 20, 2020, our stockholders approved, the Omnibus Plan. On July 14, 2020, the Board approved, and on August 31, 2020, our stockholders approved, amendments to the Omnibus Plan to increase the maximum number of shares that may be delivered under the Omnibus Plan and with respect to incentive stock options to 5,179,389 shares. On February 22, 2021, the Board approved, and on April 19, 2021, our shareholders approved, amendments to the Omnibus Plan to increase the maximum number of shares that may be delivered under the Omnibus Plan and with respect to incentive stock options to 9,179,389 shares.
On March 2, 2022, the Board, based on the recommendation of the Compensation Committee, approved the following amendments to the Omnibus Plan, subject to stockholder approval:
•an increase in the maximum number of shares that may be delivered under the Omnibus Plan by an additional 5,372,000 shares, from 9,179,389 shares to 14,551,389 shares (which amount is in addition to any shares granted previously under the Prior Plans that are forfeited, expire or are canceled after the effective date of the Omnibus Plan without delivery of shares or which result in the forfeiture of the shares back to us to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans); and
•a corresponding increase in the maximum number of shares that may be delivered with respect to incentive stock options granted under the Omnibus Plan by an additional 5,372,000 shares, from 9,179,389 shares to 14,551,389 shares;

(collectively, the “Plan Amendments”). A copy of the Omnibus Plan, as proposed to be amended, is attached to this proxy statement as Appendix B and is marked to show the proposed Plan Amendments.
Purpose
Equity compensation is an important component of our executive, employee, consultant and director compensation programs. We believe it best aligns employee, consultant and director compensation with stockholder interests and motivates participants to achieve long-range goals tied to the success of the Company. The Omnibus Plan permits shares of our Common Stock to be awarded as employee incentive compensation, allowing the Board to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth.
Key Reasons to Vote for this Proposal:
•Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders, and (iii) preserves our cash resources. It has been our practice to grant equity broadly throughout the organization, not just to executive officers and directors. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.
•Equity awards incentivize the achievement of key business objectives and increases in stockholder value. Our equity program primarily consists of stock options and restricted stock units. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our company to achieve our key business objectives and drive increases in stockholder value. The Omnibus Plan promotes the long-term financial interest of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.
•The Omnibus Plan provides necessary flexibility to the Board. Specifically, the Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events, including the COVID-19 pandemic and the recent conflict in Ukraine. Equity compensation, which aligns the long-term interests of both executives and our stockholders, is an important tool for the Board which without the stockholder approval of this Proposal 4 will not be available to our Board in any meaningful way.
Historic Use of Equity and Need for Additional Shares
Although the Omnibus Plan was adopted in April 2020 and amended with the approval of our stockholders on August 31, 2020 and April 19, 2021, resulting in a total of 9,179,389 shares of Common Stock authorized for issuance under the Omnibus Plan, and awards representing 6,134,466 shares have been granted under the Omnibus Plan through March 7, 2022, the Compensation Committee of the Board has recently reviewed the number of shares available for issuance under the Omnibus Plan, which was approximately 3,644,883 shares as of March 7, 2022. The Compensation Committee also took into account that the number of shares that will be utilized for the annual equity awards to directors, employees and consultants to occur in March and May of 2022 will further reduce the number of shares available for issuance under the Omnibus Plan to approximately 21,000 shares. The Compensation Committee determined that such number would likely be insufficient to meet our anticipated ongoing retention and recruiting needs. The Compensation Committee also considered the amount of outstanding stock options that are underwater. 100% of our outstanding stock options are “underwater,” meaning the exercise price of each of those options is greater than our current stock price as of March 7, 2022.
In setting the number of additional shares to be available for issuance under the Plan Amendments, we considered the significant number of additional shares issued in recent offerings of our Common Stock and our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next one to two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Omnibus Plan could last for a shorter or longer time.
Based on these considerations, an additional 5,372,000 shares are being proposed to be made available for issuance under the Omnibus Plan, which the Compensation Committee believes represents an appropriate increase at this time.
As of March 7, 2022, our dilution (calculated as the number of shares available for grant under the Omnibus Plan divided by the total number of fully diluted shares outstanding) was approximately 2.4%. If the Plan Amendments are approved, the potential dilution from issuances authorized under the Omnibus Plan as of March 7, 2022 would increase to approximately 5.8%. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the Board and the Compensation Committee believe that the performance and motivational benefits that can be achieved from offering such awards outweigh this potential dilutive effect.
The Compensation Committee believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our stockholders.
Key Compensation Practices Reflected in the Omnibus Plan
The Omnibus Plan contains a number of provisions that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including:
•No repricing of stock options. The Omnibus Plan prohibits the repricing of stock options without stockholder approval. This prohibition includes decreasing the exercise price of a stock option after the date of grant or replacing a stock option for cash or another award if the exercise price is greater than the then-current fair market value of the underlying stock.
•No discounted stock options. The exercise price for a stock option may not be less than the fair market value of the underlying stock at the time the option is granted.
•No liberal share recycling. The following shares will not become available again for issuance under the Omnibus Plan: (i) shares used to satisfy the applicable tax withholding obligation or payment of the exercise price; (ii) shares tendered to satisfy the payment of the exercise price of a stock option; or (iii) shares repurchased by us with proceeds received from the exercise of a stock option.

•No liberal definition of “change in control.” No change in control would be triggered on mere stockholder approval of a transaction.
•Limits on dividends and dividend equivalents. The Omnibus Plan prohibits the payment of dividends or dividend equivalents on stock options and provides that no dividends or dividend equivalents granted in relation to full value awards that are subject to vesting shall be settled prior to the date that such full value award (or applicable portion thereof) becomes vested and is settled.
•Minimum vesting or performance period for all awards. Subject to certain limited exceptions, a minimum vesting or performance period of one year is prescribed for all awards.
General Terms of the Omnibus Plan
The following summary of the Omnibus Plan is not a comprehensive description of all provisions of the Omnibus Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Omnibus Plan, which is attached as Appendix B to this proxy statement and is marked to show the proposed Plan Amendments.
The Omnibus Plan is administered by the Compensation Committee of the Board unless otherwise provided by the Board. The Compensation Committee selects the Participants (as defined in the Omnibus Plan), the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Compensation Committee does not exist or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Omnibus Plan that would otherwise be the responsibility of the Compensation Committee.
If an award of Common Stock is forfeited without the delivery of shares, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by us to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering Company shares to us (including Company shares that would otherwise be distributable upon the exercise of the option), the number of Company shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase Company shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.
Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Compensation Committee may grant options and full value awards that are not subject to such minimum vesting provisions. The total aggregate number of Company shares subject to options and full value awards granted pursuant to the Omnibus Plan that are not subject to such minimum vesting limitations may not exceed five percent of the limit of the total number of Company shares that may be delivered under the Omnibus Plan.
The Company shares with respect to which awards may be made under the Omnibus Plan shall be:
•shares currently authorized but unissued;
•to the extent permitted by applicable law, currently held or acquired by us as treasury shares, including shares purchased in the open market or in private transactions; or

•shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.
At the discretion of the Compensation Committee, an award under the Omnibus Plan may be settled in cash, Company shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in Company shares, it must satisfy the minimum vesting requirements related to full value awards.
The Compensation Committee may use Company shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving us (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Compensation Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include:
•adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;
•adjustment of the number and kind of shares subject to outstanding awards;
•adjustment of the exercise price of outstanding options;
•any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation:
•replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and
•cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price.
Except as otherwise provided by the Compensation Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
Eligibility and Shares Subject to the Omnibus Plan
All employees and directors of, and consultants and other persons providing services to, our company or any of its subsidiaries (or any parent or other related company, as determined by the Compensation Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.
As of March 7, 2022, we had 15 employees and four non-employee directors eligible to participate in the Omnibus Plan.
As of April 19, 2021, the date our stockholders most recently approved additional shares of Common Stock for issuance pursuant to the Omnibus Plan, the maximum number of shares of Common Stock that could be delivered to Participants and their beneficiaries under the Omnibus Plan was (i) 9,179,389 shares; and (ii) any shares granted previously under the Prior Plans that are forfeited, expire or are canceled after April 20, 2020 without delivery of shares or which result in the forfeiture of the shares back to us to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans, but not including shares that remained available for grant pursuant to the Prior Plans that were not previously granted. Since April 19, 2021 and through March 7, 2022, a total of 2,644,000 shares of Common Stock have been issued pursuant to or are subject to awards under the Omnibus Plan.
The Plan Amendments would increase the total number of shares of Common Stock available for the grant of awards under the Omnibus Plan by an additional 5,372,000 shares, from 9,179,389 shares to 14,551,389 shares, plus the number of shares granted previously under the Prior Plans that are forfeited, expire or are canceled after April 20, 2020. If an award granted under the Omnibus Plan is forfeited or canceled, or is settled in cash, the undelivered shares of Common Stock that were subject to the award will be available for future awards under the Omnibus Plan. The following shares of Common Stock may not again be made available for issuance as awards under the Omnibus Plan: (i) shares of Common Stock tendered or withheld to pay the exercise price or withholding taxes related to an outstanding award, or (ii) shares repurchased by us with proceeds received from the exercise of an option issued under the Omnibus Plan.
The allocation of the additional 5,372,000 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Omnibus Plan, the Compensation Committee and/or committees appointed by the Board will determine the number of options and RSUs (and any other awards) to be allocated to our employees, consultants and non-employee directors under the Omnibus Plan in the future, and such allocations may only be made in accordance with the provisions of the Omnibus Plan as described herein.
Options
The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase Company shares at an exercise price determined by the Compensation Committee. Each option shall be designated as an incentive stock option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).
The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to incentive stock options granted under the Omnibus Plan currently is 9,179,389 shares of Common Stock. If the Plan Amendments are approved by stockholders, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries with respect to incentive stock options granted under the Omnibus Plan would be increased to 14,551,389 shares of Common Stock.
Except as described below, the exercise price for an option shall not be less than the fair market value of a Company share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a Company share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to us as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for the corporate transactions described above. On March 7, 2022, the closing price for our Common Stock on The Nasdaq Capital Market was $0.204 per share.
No option shall be surrendered to us in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Compensation Committee may grant options with an exercise price less than the fair market value of the Company shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Compensation Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.
The option shall be exercisable in accordance with the terms established by the Compensation Committee, but in no event shall an option become exercisable or vested prior to the earlier of (i) the first anniversary of the date of grant or (ii) the date on which the Participant’s termination occurs by reason of death or disability, change in control or involuntary termination.
The full purchase price of each Company share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, or by Company shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Compensation Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell Company shares (or a sufficient portion of the Company shares) acquired upon exercise of the option and remit to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Company shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be more than 5 years.
Full Value Awards
The following types of “full value awards” may be granted, as determined by the Compensation Committee:
•the Compensation Committee may grant awards in return for previously performed services or in return for the Participant surrendering other compensation that may be due;
•the Compensation Committee may grant awards that are contingent on the achievement of performance or other objectives during a specified period; and
•the Compensation Committee may grant awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
Any such awards shall be subject to such conditions, restrictions and contingencies as the Compensation Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service shall not end prior to the first anniversary of the date of grant. If the right to become vested in a full value award is conditioned on the achievement of performance targets or performance objectives, and without it being granted in lieu of other compensation, then the required performance period shall not end prior to the first anniversary of the date of grant. In the event the Participant’s termination occurs due to death, disability or involuntary termination without cause, any unvested full value awards shall become vested only as determined by the Compensation Committee in its sole discretion.
Dividends or dividend equivalents settled in cash or Company shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.
Change in Control
A change in control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Compensation Committee. In the event of a change in control, the Compensation Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price (and the option will be canceled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).
For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:
•any person becomes the beneficial owner of 50 percent or more of our voting stock;
•the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, our stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;
•the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of our company and its subsidiaries or the consummation of a sale of substantially all of the assets of our company and its subsidiaries; or
•at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board, who we refer to as “Incumbent Directors,” cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.
Amendment and Termination
The Board may amend or terminate the Omnibus Plan at any time, and the Board or the Compensation Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Omnibus Plan based on current U.S. income taxation with respect to Participants who are U.S. citizens or residents. Participants subject to taxation in other countries should consult their tax advisor (including Participants in Israel).
Non-Qualified Options.    The grant of a non-qualified option will not result in taxable income to the Participant. The Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Company shares acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Company shares equal to the fair market value of the shares at the time of exercise and the holding period beginning the day after exercise.
Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Code).
The excess of the fair market value of the Company shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Company shares at the time of exercise.
If the Participant does not sell or otherwise dispose of the Company shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Company shares to the Participant, then, upon disposition of such Company shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Company shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Full Value Awards.    A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Company shares subject to the award are subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the vesting of Company shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, and the holding period beginning at vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.
Withholding of Taxes.   We may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, Participants may satisfy withholding requirements through cash payment, by having Company shares withheld from awards or by tendering previously owned Company shares to us to satisfy tax withholding requirements.
Change In Control.    Any acceleration of the vesting or payment of awards under the Omnibus Plan in the event of a change in control of us may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary or may otherwise result in a cut back based on employment arrangements with a Participant.

ERISA.    The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401 of the Code.
Tax Advice
The preceding discussion is based on U.S. federal income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries or may be subject to U.S. federal income tax in a manner not described above. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.
New Plan Benefits
Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the Omnibus Plan, as amended, other than with respect to non-employee directors. Under the compensation program for our non-employee directors, each of our non-employee directors receives an annual award of stock options (40,000 in 2021 and 65,000 in 2022), and the non-executive Chairman of the Board receives an additional annual award of 1,500 stock options or $10,000 cash.
For illustrative purposes only, the following table sets forth the awards received by the individuals and groups listed below under the Omnibus Plan during 2021:

Name	Number of Shares Subject to Awards (#)
Robert B. Brown	750,000
Andrew D. Sklawer	250,000
Deepak Chadha	250,000
All current executive officers as a group	1,935,000
All non-employee directors as a group	160,000
All employees, other than executive officers, as a group	469,500

The Board of Directors recommends a vote “FOR” approval of the Plan Amendments.

PROPOSAL 5
APPROVAL OF THE REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION PROPOSAL
We are asking stockholders to approve a proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-25 (the “Reverse Stock Split”), and a corresponding proportionate reduction in the number of authorized shares of our Common Stock (the “Authorized Share Reduction”), subject to and as determined by the Board of Directors. Our Board of Directors has unanimously approved and declared advisable the amendment relating to the Reverse Stock Split, and recommends that our stockholders approve the amendment. The language of the new Article IV, Section A of our Restated Certificate of Incorporation which would be contained in an amendment to effect the Reverse Stock Split and Authorized Share Reduction is attached to this proxy statement as Appendix C.

If our stockholders approve this proposal, then we will cause an amendment to the Restated Certificate of Incorporation to be filed with the Delaware Secretary of State and effect the Reverse Stock Split and Authorized Share Reduction if and only if our Board of Directors determines that the Reverse Stock Split would be in the best interests of the Company and its stockholders. As filed, the amendment would state the number of outstanding shares to be combined into one share of our Common Stock, at the ratio approved by our Board within the range approved by our stockholders. Following the stockholders’ approval of this Proposal 5, no further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split and the Authorized Share Reduction, and the Board of Directors may effect and implement the Reverse Stock Split and Authorized Share Reduction at any time prior to the 2023 Annual Meeting.
Our Board of Directors also may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file the related amendment. Although we presently intend to effect the Reverse Stock Split to regain compliance with the Nasdaq Capital Market’s minimum bid price requirement, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Restated Certificate of Incorporation, to abandon the proposed amendment at any time (without further action by our stockholders) before the amendment of the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Restated Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our Common Stock, business developments and our actual and projected performance. If the closing bid price of our Common Stock on the Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment of the Restated Certificate of Incorporation.
As of March 7, 2022, there were 119,377,286 shares of our Common Stock issued and outstanding. Based on such number of shares of our Common Stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board of Directors, issued and outstanding shares of stock as illustrated by the table under the caption “Effects of the Reverse Stock Split and the Authorized Share Reduction – Effect on Shares of Common Stock.”
All holders of our Common Stock will be affected proportionately by the Reverse Stock Split.
No fractional shares of our Common Stock would be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split would receive cash payments in lieu of such fractional shares. Each holder of our Common Stock would hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our Common Stock would continue to be $0.01 per share (see “Effects of the Reverse Stock Split and the Authorized Share Reduction – Reduction in Stated Capital”).
Reasons for the Reverse Stock Split
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our Common Stock to continue our listing on the Nasdaq Capital Market. To maintain listing, the Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum closing bid price of $1.00 per share.
On June 16, 2021, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing us that because the closing bid price for our Common Stock listed on Nasdaq was below

$1.00 per share for 30 consecutive business days, we did not comply with the minimum closing bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Rule”). We initially had a period of 180 calendar days, or until December 13, 2021, to regain compliance with the Rule. We did not regain compliance with the Rule by such date, and therefore, as required by Nasdaq, we proactively notified Nasdaq of our intent to cure the deficiency and requested an additional 180 calendar day period to regain compliance with the Rule.
On December 14, 2021, we received an extension notice from the Listing Qualifications Department of Nasdaq informing us that Nasdaq granted us an additional 180 calendar days, or until June 13, 2022, to regain compliance with the minimum closing bid price requirement for continued listing on the Nasdaq Capital Market under the Rule. If at any time before June 13, 2022 the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that we have achieved compliance with the Rule, unless Nasdaq exercises its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3). On March 7, 2022, the closing bid price for our Common Stock on the Nasdaq Capital Market was $0.204 per share.
If compliance with the Rule cannot be demonstrated to Nasdaq’s satisfaction by June 13, 2022, Nasdaq will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel.
We are seeking stockholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our Common Stock at or above $1.00 per share in order to avoid further action by Nasdaq, in the event we are not able to satisfy the minimum bid price requirement in adequate time before the deadline. We expect that the Reverse Stock Split would increase the bid price per share of our Common Stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our Common Stock on The Nasdaq Capital Market. We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.
In addition, we believe that the low per-share market price of our Common Stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of our Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our Common Stock.
We believe that the decrease in the number of shares of our outstanding Common Stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is effectuated.
There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.

If our stockholders do not approve the Reverse Stock Split proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least ten consecutive trading days (as may be extended by Nasdaq) before June 13, 2022, we expect our Common Stock to be subject to a delisting action by Nasdaq. We believe the Reverse Stock Split is the most likely way to assist the stock price in reaching the minimum bid level required by The Nasdaq Capital Market, although effecting the Reverse Stock Split cannot guarantee that we would be in compliance with the minimum bid price requirement for even the minimum ten-day trading period. Furthermore, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.
In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.
Criteria the Board of Directors May Use to Determine Whether to Implement the Reverse Stock Split
When determining whether to implement the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider various factors, including:
•the historical trading price and trading volume of our Common Stock;
•the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;
•the listing requirements of the Nasdaq Capital Market;
•the number of shares of our Common Stock outstanding;
•the anticipated impact of a particular ratio on the Company’s ability to reduce administrative and transactional costs; and
•prevailing general market and economic conditions.
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Share Reduction
We cannot assure you that an implemented Reverse Stock Split will increase our stock price. We expect that, if implemented, the Reverse Stock Split will increase the market price of our Common Stock, however the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied. Some investors may view a reverse stock split negatively. It is possible that the per share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of Common Stock following the Reverse Stock Split. Furthermore, the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.

In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization, which may be greater than would occur in the absence of the Reverse Stock Split.
If implemented, the proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs. The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Additionally, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.
Effective Time
The effective time of the Reverse Stock Split and the Authorized Share Reduction (the “Effective Time”), if approved by stockholders and implemented by the Board of Directors, will be the date and time set forth in the Certificate of Amendment to the Restated Certificate of Incorporation that is filed with the Delaware Secretary of State, which we expect would be shortly after such filing is made with the Delaware Secretary of State.
If, at any time prior to the filing of such amendment with the Delaware Secretary of State, the Board of Directors, in its discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of such amendment or abandon the Reverse Stock Split and the Authorized Share Reduction, the Reverse Stock Split and the Authorized Share Reduction may be delayed or abandoned, without any further action by our stockholders.
Fractional Shares
Stockholders would not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, the transfer agent would aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share would instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total proceeds of that sale net of any brokerage costs incurred by the transfer agent to sell such stock.
Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our Common Stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold our Common Stock after the Reverse Stock Split, you may do so by either:
•purchasing a sufficient number of shares of our Common Stock; or
•if you have shares of our Common Stock in more than one account, consolidating your accounts;
in each case, so that you hold a number of shares of our Common Stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of Common Stock in the Reverse Stock Split. Shares of our Common Stock held in registered form and shares of our Common Stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.
Effects of the Reverse Stock Split and the Authorized Share Reduction
General
After the effective date of the Reverse Stock Split and the Authorized Share Reduction, should the Board of Directors elect to implement them, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. The number of stockholders of record would not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of the Reverse Stock Split and the Authorized Share Reduction would be that:
•each five to 25 shares of our Common Stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board of Directors), would be combined into one new share of our Common Stock;
•no fractional shares of Common Stock would be issued in connection with the Reverse Stock Split, instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split would receive cash in lieu of the fractional share as explained above;
•if the Reverse Stock Split is both approved and implemented, the Board of Directors will implement a corresponding reduction in the total number of authorized shares of the Company’s Common Stock as determined based on the Reverse Stock Split ratio utilized, which will be a reduction from 300,000,000 to a range of 60,000,000 and 12,000,000, in each case without giving effect to an increase in the number of authorized shares of our Common Stock if the Charter Amendment is approved, as shown in the table below;
•based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof, in each case to the extent applicable, subject to the terms of such awards and warrants;
•the number of shares of Common Stock authorized under the Company’s Omnibus Plan and its ESPP will automatically be proportionately adjusted for the Reverse Stock Split ratio selected by the Board; and
•the number of stockholders owning “odd lots” of less than 100 shares of our Common Stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split.
Effect on Shares of Common Stock
For the purposes of providing examples of the effect of the Reverse Stock Split and the Authorized Share Reduction on our Common Stock, the following table contains approximate information, based on share information as of March 7, 2022, and without giving effect to an increase in the number of authorized shares of our Common Stock if the Charter Amendment is approved, of a Reverse Stock Split and Authorized Share Reduction at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, reserved for future issuance and not outstanding or reserved:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	300,000,000	119,377,286	41,099,984	160,477,270
Post-Reverse Stock Split 1:5	60,000,000	23,875,457	8,219,997	32,095,454
Post-Reverse Stock Split 1:10	30,000,000	11,937,729	4,109,998	16,047,727
Post-Reverse Stock Split 1:15	20,000,000	7,958,486	2,739,999	10,698,485
Post-Reverse Stock Split 1:20	15,000,000	5,968,864	2,054,999	8,023,864
Post-Reverse Stock Split 1:25	12,000,000	4,775,091	1,643,999	6,419,091
After the effective date of the Reverse Stock Split that our Board of Directors elects to implement, our Common Stock would have a new CUSIP number.
Effect on our Authorized Preferred Stock
The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.
Effect on Outstanding Equity Awards, Warrants, and Equity Plans
If the Reverse Stock Split is approved by our stockholders and our Board of Directors decides to implement the Reverse Stock Split, as of the Effective Time, based on the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all then-outstanding equity awards and Common Stock warrants with respect to the number of shares of Common Stock subject to such award or warrant and the exercise price thereof. In addition, the number of shares of Common Stock available for issuance under the Omnibus Plan and the ESPP will automatically be proportionately adjusted for the Reverse Stock Split ratio selected by the Board, such that fewer shares will be subject to such plans.
Reduction in Stated Capital
Pursuant to the Reverse Stock Split, the par value of our Common Stock would remain $0.01 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock would be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
The combination of, and reduction in, the number of our outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.
Upon the Reverse Stock Split, we intend to treat stockholders holding shares of our Common Stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of our Common Stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.
If you hold registered shares of our Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of our Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of our Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of our Common Stock for which you received a cash payment (see “Fractional Shares”).
If you hold any of your shares of our Common Stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of our Common Stock for either: (1) a certificate representing the post-Reverse Stock Split shares of our Common Stock or (2) post-Reverse Stock Split shares of our Common Stock in a book-entry form, evidenced by a transaction statement that will be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of our Common Stock you hold, in each case together with any payment of cash in lieu of fractional shares to which you are entitled. Beginning at the Effective Time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. If you are entitled to a payment of cash in lieu of fractional shares, payment will be made as described under “Fractional Shares.”
Stockholders should not destroy any share certificate(s) and should not submit any share certificate(s) until requested to do so.

Interests of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Share Reduction that is not shared by all of our other stockholders.
Reservation of Right to Delay the Filing of the Amendment, or Abandon the Reverse Stock Split and the Authorized Share Reduction
The Board of Directors reserves the right, notwithstanding shareholder approval of this Proposal 5 and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board of Directors deems appropriate, including the Company’s then current stock price, the existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the 2023 Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.
Required Vote; Effect of Proposal
The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item at the Annual Meeting is required for approval of this Proposal 5. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 5 unless otherwise specified.
No Dissenters’ Rights
Under Delaware law, stockholders have no rights to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Material U.S. Federal Tax Consequences of the Reverse Stock Split
The following discussion is a summary of material U.S. federal income tax consequences of an implemented Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances or that may be relevant to certain beneficial owners that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnership and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies, that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of our Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar. and persons who acquired shares of our Common Stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
If an entity classified for U.S. federal income tax purposes as a partnership owns shares of our Common Stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of our Common Stock, and any members of such an entity, are encouraged to consult their tax advisors.
BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:
•a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of our Common Stock;
•the aggregate tax basis of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
•the holding period of the shares of our Common Stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;

•a U.S. Holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered that is allocated to such fractional share; and
•such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the Effective Time of the Reverse Stock Split and long term if held for more than one year.
U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.
Payments of cash made in lieu of a fractional share of our Common Stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our Common Stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.
Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our Common Stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
The Board of Directors recommends a vote “FOR” approval of an amendment to our Restated Certificate of Incorporation to effect a Reverse Stock Split and Authorized Share Reduction, at the Board’s discretion.

PROPOSAL 6
APPROVAL OF THE ADJOURNMENT PROPOSAL
We are asking our stockholders to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting or if we do not have a quorum at the Annual Meeting (“Adjournment Proposal”). If our stockholders approve this Adjournment Proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of any of the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of a proposal such that the proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.
The Board believes that it is in the best interests of our company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the proposals if there are insufficient votes to approve such proposal at the time of the Annual Meeting or in the absence of a quorum.
The Board unanimously recommends a vote “FOR” approval of the Adjournment Proposal.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2021, with respect to our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders
2020 Omnibus Incentive Plan	5,695,165	$0.83	3,644,883
2009 Equity Incentive Plan	1,247,497	$8.48	—
Vical Plan	117,180	$62.63	—
Employee Stock Purchase Plan	—	—	2,450,715
Total	7,059,842	$3.20	6,095,598

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Directors and Named Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 7, 2022 by each of our directors, each of our named executive officers, and all directors and executive officers as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 7, 2022(1)	Total Stock and Stock Based Holdings	Percent of Total(2)
Robert B. Brown(3)	316,659	796,725	1,113,384	*
Andrew D. Sklawer	149,625	345,640	495,265	*
Deepak Chadha	103,167	285,062	388,229	*
Reginald Hardy(4)	765,285	124,178	889,463	*
Dennison T. Veru	1,030,840(5)	72,977	1,103,817	*
Vijay B. Samant	19,134	106,244	125,378	*
Gary A. Lyons	18,762	35,697	54,459	*
All current directors and executive officers as a group (11 persons)	2,583,250	2,110,040	4,693,290	3.86%
_________________
*    Less than 1%
(1)Rights to acquire shares within 60 days of March 7, 2022 consist of the following allocations: (i) Robert B. Brown – 650,272 options and 146,453 warrants; (ii) Andrew D. Sklawer – 329,612 options and 16,028 warrants; (iii) Deepak Chadha – 252,342 options and 32,720 warrants; (iv) Reginald Hardy – 100,963 options and 23,215 warrants; (v) Dennison T. Veru – 69,661 options, 39,411 of which are held by Palisade Capital Advisors and 2,167 of which are held by Palisade Concentrated Equity Partnership II, L.P. (both of which Mr. Veru is Co-Chair and Chief Information Officer and therefore may be deemed to own the stock options) and related entities and 3,316 warrants; (vi) Vijay B. Samant – 106,244 options; (vii) Gary A. Lyons – 35,697 options; and (viii) all current directors and executive officers as a group – 1,843,612 options and 266,428 warrants.
(2)Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 7, 2022 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of March 7, 2022), by the sum of the total number of shares outstanding as of March 7, 2022, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 7, 2022. Applicable percentages are based on 119,377,286 shares of our Common Stock outstanding as of March 7, 2022.
(3)Includes 129,702 shares held in a trust.
(4)Includes 48,347 shares held by Mr. Hardy’s spouse, including in her capacity as a trustee, 266,447 shares held by Hardy Capital, Ltd., and 17,260 shares held by PAH Irrevocable Trust.
(5)Includes 980,030 shares owned by Palisade Concentrated Equity Partnership II, L.P. Mr. Veru is the Co-Chair and Chief Information Officer of Palisade Concentrated Equity Partnership II, L.P., and therefore he may be deemed to have shared voting and dispositive power over these shares.

Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of the Company’s Common Stock based on filings made by certain stockholders that they were beneficial owners of more than 5% of the outstanding shares of our common stock on the date indicated in the applicable footnote. The percentages noted in the table are as provided by such beneficial owners as of the date of their filing and not as of March 7, 2022. Based on a review of such SEC filings, we are not aware of any other beneficial owner of more than five percent of our Common Stock.

Name and Address	Common Stock	Percent of Total
Ionic Ventures, LLC(1) Brendan O’Neil Keith Coulston 3053 Fillmore St., Suite 256 San Francisco, CA 94123	6,094,994	5.30%
_________________
(1)Based on a Schedule 13G/A filed with the SEC on February 3, 2022 that Ionic Ventures, LLC (“Ionic”) is the beneficial owner of 6,094,994 shares of our Common Stock and that it has the power to dispose of and the power to vote the shares beneficially owned by it, which power may be exercised by its managers, Mr. O’Neil and Mr. Coulston, and therefore Mr. O’Neil and Mr. Coulston, as managers of Ionic, have shared power to vote and/or dispose of the shares beneficially owned by Ionic.

SOLICITATION OF PROXIES
We have engaged D.F. King to assist us in soliciting proxies for the Annual Meeting. We will pay D.F. King a base fee of $17,500, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to D.F. King will be approximately $30,000. Our officers, directors, employees and consultants may solicit proxies in person or by telephone, fax or email. We will pay these officers, directors, employees and consultants no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you have questions concerning the proposals in this proxy statement or need assistance in voting, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers may call: (212) 269-5550
Stockholders may call toll free: (866) 796-6867
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Brickell Biotech, Inc., Investor Relations, 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 or contact (720) 505-4755. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.
OTHER MATTERS
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
By Order of the Board of Directors

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer
Boulder, Colorado
March [22], 2022

APPENDIX A

PROPOSED AMENDMENT
TO ARTICLE IV, SECTION A OF THE
RESTATED CERTIFICATE OF INCORPORATION OF
BRICKELL BIOTECH, INC.

ARTICLE IV

A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is ~~Three Hundred-Five Million (305,000,000)~~ Five Hundred Thirty Million (530,000,000) shares, of which ~~Three Hundred Million (300,000,000)~~ Five Hundred Twenty-Five Million 525,000,000 shares of the par value of One Cent ($0.01) each shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares of the par value of One Cent ($0.01) each shall be Preferred Stock (the “Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.

APPENDIX B

BRICKELL BIOTECH, INC.
2020 OMNIBUS LONG-TERM INCENTIVE PLAN,

(As proposed to be amended on May 3, 2022)

ii

iii

BRICKELL BIOTECH, INC.
2020 OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1.     Purpose. The Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Brickell Biotech, Inc., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.
1.2.     Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
1.3.     Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.
1.4.     Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration).
1.5.     History. The Plan was adopted by the Company on March 16, 2020, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that
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are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
DEFINITIONS
2.1.     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 8.
2.2.     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3.     “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.4.     “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.
2.5.     “Board” means the Board of Directors of the Company.
2.6.     “Change in Control” means the first to occur of any of the following:
(a)    the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;
(b)    the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect
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to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;
(c)    the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or
(d)    at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).
2.7.     “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.8.     “Committee” has the meaning set forth in Section 8.1.
2.9.     “Common Stock” or “Stock” means the common stock of the Company.
2.10.     “Company” has the meaning set forth in Section 1.1.
2.11.     “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.12.     “Director” means a member of the Board.
2.13.     “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or
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otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.
2.14.     “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.15.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16.     “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.
2.17.     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(a)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
2.18.     A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.
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2.19.      An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.
2.20.     A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.
2.21.     An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.
2.22.     “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.
2.23.     “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.
2.24.     “Participant” means the holder of an outstanding Award.
2.25.     “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.26.     “Plan” has the meaning set forth in Section 1.1.
2.27.     “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.
2.28.     “Securities Act” means the Securities Act of 1933, as amended.
2.29.     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.30.     “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to
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perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant's termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
SHARES OF STOCK AND PLAN LIMITS
3.1.     Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:
(a)    Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) ~~9,179,389~~ 14,551,389 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); and (ii) any shares granted previously under the Company’s 2009 Equity Incentive Plan, as amended and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans, but not including shares that remained available for grant pursuant to the Prior Plans that were not previously granted. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation,
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acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.
(b)    Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:
(i)    To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.
(ii)    Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.
(c)    The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open
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market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).
3.2.     Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
3.3.     Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:
(a)    The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be ~~9,179,389~~ 14,551,389 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan).
(b)    Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole
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discretion; provided, however, that the aggregate number of shares of Stock subject to Options and Full Value Awards granted pursuant to the Plan that are not subject to the minimum vesting limitations of Sections 4.5 and 5.4 (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by subsection 3.1(a) (relating to the limit on shares of Stock granted under the Plan).

SECTION 4
OPTIONS
4.1.     Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.
4.2.     Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
4.3.     Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
4.4.     Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par
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value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
4.5.     Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(b), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).
4.6.     Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:
(a)    Subject to the following provisions of this Section 4.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.6(c), payment may be made as soon as practicable after the exercise).
(b)    Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.
(c)    Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
4.7.     No Repricing. Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option
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may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

SECTION 5
FULL VALUE AWARDS
5.1.     Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.
5.2.     Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
5.3.     Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:
(a)    The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.
(b)    The grant shall be contingent on the achievement of performance or other objectives during a specified period.
(c)    The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.
The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
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5.4.     Minimum Vesting.
(a)    Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.
(b)    Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CASH INCENTIVE AWARDS
6.1.     A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

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SECTION 7
CHANGE IN CONTROL
7.1.     Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 7.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
7.2.     Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 7.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 8
COMMITTEE
8.1.     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 8. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
8.2.     Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange
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listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
8.3.     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
(a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.
(b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.
(f)    Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.
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8.4.     Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
8.5.     Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
8.6.     Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 9
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such
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amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

SECTION 10
GENERAL PROVISIONS
10.1.     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.
(b)    To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.
(c)    To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.
10.2.     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is
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otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).
10.3.     Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.4.     Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company's By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share
17

of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.5.     Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 10.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.6.     Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
10.7.     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
10.8.     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy
18

of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
10.9.     Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.
10.10.     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
10.11.     Limitation of Implied Rights.
(a)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.
(b)    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of share of stockholders.
(c)    All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company's By-laws and each Participant is deemed to agree to be bound by the terms of the Company's By-laws as they stand at the time of issue of any shares of Stock under the Plan.
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10.12.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
10.13.     Limitations under Section 409A. The provisions of the Plan shall be subject to the following:
(a)    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.
(b)    Neither Section 10.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
(c)    Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).
(d)    The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.
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APPENDIX C

PROPOSED AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
BRICKELL BIOTECH, INC.

REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION
The amendment would provide that Article IV, Section A of the Restated Certificate of Incorporation be amended to read in its entirety as follows:
ARTICLE IV
A. Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is [•] ([•]) shares, of which [•] ([•]) shares of the par value of One Cent ($0.01) each shall be Common Stock (the “Common Stock”) and Five Million (5,000,000) shares of the par value of One Cent ($0.01) each shall be Preferred Stock (the “Preferred Stock”).
The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such shares. The Board of Directors also is authorized to determine or alter the rights (including but not limited to voting rights), preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of such series subsequent to the issue of shares of that series by filing a certificate pursuant to the applicable laws of the State of Delaware.
Upon the filing and effectiveness (the “Reverse Stock Split Effective Time”) pursuant to the General Corporation Law of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [number between and including five and 25] shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split Effective Time shall, automatically and without any further action on the part of the corporation or any of the respective holders thereof, be reclassified, combined and converted into one (1) fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock will be deemed to occur at the Reverse Stock Split Effective Time. From and after the Reverse Stock Split Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Certificate of Amendment. No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, the corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Reverse Stock Split Effective Time on the basis of prevailing market prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED MARCH 10, 2022

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D72233-P66970

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRICKELL BIOTECH, INC.

The Board of Directors recommends you vote FOR the following nominees:

Nominees:	For	Withhold
1a. Reginald L. Hardy	☐	☐
1b. Gary A. Lyons	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4, 5 and 6:

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D72234-P66970

BRICKELL BIOTECH, INC.
Annual Meeting of Stockholders
May 3, 2022, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Brown and Andrew D. Sklawer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brickell Biotech, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 3, 2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5 AND FOR PROPOSAL 6 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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